UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2009

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

149 Kyz Zhibek Street, Office 11, Almaty, Kazakhstan
(Address of principal executive offices)

050020
(Zip code)

+7 (727) 227-94-05
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 5, 2009, Bekem Metals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Current Report”) disclosing that on November 3, 2009, the Company executed a Sale and Purchase Agreement, dated November 3, 2009, made between Bekem Metals, Inc., and Ertis Ferronickel Works LLP (the “Agreement”). Pursuant to the terms of the Agreement, Ertis Ferronickel Works LLP (“Ertis”) agreed to acquire 100% of the paid authorized capital of Kaznickel LLP, (“Kaznickel”) a wholly-owned subsidiary of the Company, in exchange for payment of 280,000 Kazakh tenge (approximately $1,882 U.S. dollars) and conditioned upon Ertis granting to Kaznickel financial aid in the amount of $5,000,000 U.S. dollars for the specific purpose of early partial repayment of the total indebtedness of Kaznickel to Bekem in the amount of $5,814,456 U.S. dollars. The terms of the Agreement provided for receipt of payment by the Company and Closing of the Agreement within 20 business days of the execution of the Agreement. On November 30, 2009, the Company and Ertis mutually agreed to extend the Closing by an additional five business days. To date, the Company has received payment of $4,903,470 of the $5,000,000.

Item 2.01 Completion of Acquisition of Disposition of Assets

The information set forth in Item 1.01 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Dated: December 3, 2009	By:	/s/ Yermek Kudabayev
Yermek Kudabayev, Chief Executive Officer

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